Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Matt Latino +1 (914) 323-5821
	Kelly.McAndrew@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem reports seven percent organic revenue increase and
strong double-digit growth in 1st quarter 2018 earnings

•	First quarter 2018 reported net income was $79 million or $0.43 per share; Adjusted net income for the quarter was $93 million or $0.51 per share, up 31 percent versus the prior year period

•	Xylem delivered $1.2 billion in first quarter 2018 revenue, up 14 percent year-over-year including the impact of foreign exchange and acquisitions

•	Orders increased 10 percent organically

•	Reported and adjusted EBITDA increased 110 and 130 basis points, respectively

RYE BROOK, N.Y., May 1, 2018 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first quarter 2018 net income of $79 million, or $0.43 per share. Excluding the impact of restructuring, realignment, acquisition-related charges and other special items, the Company delivered adjusted net income of $93 million or $0.51 per share in the quarter, a 31-percent increase over the prior year period. First quarter revenue was $1.2 billion, up 14 percent including the impact of foreign exchange and acquisitions. Revenue for the quarter increased seven percent on an organic basis, driven by a strong performance in the utilities and industrial end markets in nearly every geography and continued solid growth in the commercial and residential end markets. Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) improved by 130 basis points year-over-year to 17.5 percent driven by volume leverage and savings from productivity initiatives. Reported operating margin in the quarter was 9.3 percent and adjusted operating margin increased 60 basis points year-over-year to 11.1 percent, including a 40-basis-point negative impact due to purchase accounting amortization.

“Focused execution and increased collaboration by our teams resulted in a strong start to 2018,” said Patrick Decker, President and Chief Executive Officer of Xylem. “We delivered another consecutive quarter of strong growth in revenue, orders and backlog, which sets us up for a solid year ahead. We’re encouraged by the continuing momentum we see in both the utilities and industrial end markets, where we are capturing share. In addition, our growing portfolio of advanced technologies is opening up new opportunities to expand our relationship with current customers and cultivate new ones. We continue to successfully execute against our productivity plans, which is helping to fund our growth initiatives and mitigate inflation. Looking ahead, we have strong confidence in our plans to drive continued profitable growth as we deepen our customer relationships and partnerships.”

Full-year 2018 Outlook
Xylem continues to forecast full-year 2018 revenue in the range of $5.1 to $5.2 billion, up eight to 10 percent, including growth from previously announced acquisitions. On an organic basis, Xylem continues to anticipate revenue growth in the range of four to six percent.
Full-year 2018 adjusted operating margin is expected to be in the range of 13.9 to 14.3 percent, resulting in adjusted earnings per share of $2.82 to $2.97. This represents an increase of 18 to 24 percent from Xylem’s 2017 adjusted results. The Company’s adjusted earnings outlook excludes projected integration, restructuring and realignment costs of approximately $35 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
First Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•
First quarter 2018 revenue was $480 million, up nine percent organically compared with first quarter 2017. This growth includes strong results in the utilities end market, particularly in the U.S. which was up 10 percent. The industrial end market also continued to show solid growth, reflecting healthy market conditions in the U.S. for dewatering applications.

•
First quarter reported operating income for the segment was $49 million. Adjusted operating income for the segment, which excludes $5 million of restructuring and realignment costs, was $54 million, a 20-percent increase over the same period a year ago. Adjusted EBITDA for the Water Infrastructure segment increased 30 basis points to 14.6 percent. Reported operating margin for the segment was 10.2 percent, up 40 basis points versus the prior year, and adjusted operating margin increased 60 basis points to 11.3 percent. This growth reflects volume leverage and productivity gains, partially offset by inflation, a higher mix of treatment project deliveries and foreign exchange impacts.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•
First quarter 2018 Applied Water revenue was $366 million, a seven-percent increase organically year-over-year. This performance reflects double-digit growth in Western Europe and solid increases in the U.S. and Emerging Markets. In the U.S., the business experienced continued improvement in large industrial projects, and also captured share gains across all end markets in Western Europe. In addition, commercial building applications showed solid growth from demand for projects.

•
First quarter reported operating income for the segment was $50 million and adjusted operating income, which excludes $3 million of restructuring and realignment costs, was $53 million, an 18-percent increase over the comparable period last year. Adjusted EBITDA for the Applied Water segment was 16.1 percent, an increase of 110 basis points over the prior year. Reported operating margin was 13.7 percent, up 290 basis points year-over-year, and adjusted operating margin increased 100 basis points to 14.5 percent as volume leverage and productivity initiatives more than offset inflation and unfavorable mix.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•
First quarter 2018 Measurement & Control Solutions revenue was $371 million, up five percent organically versus the prior year period. This reflects solid growth in the Sensus business, up six percent year-over-year, primarily driven by strength in North America. Double-digit growth in the electric, gas and services businesses was partially offset by modest declines in the water sector, which primarily reflects the timing of large project deliveries in Western Europe and the Middle East in the year-ago period. Xylem’s legacy analytics business increased three percent organically in the quarter.

•
First quarter reported operating income for the segment was $33 million, and adjusted operating income, which excludes $10 million of restructuring and realignment costs and acquisition-related costs, was $43 million. Adjusted EBITDA for the Measurement & Control Solutions segment increased 270 basis points to 21.8 percent. Reported operating margin for the segment was 8.9 percent. Adjusted operating margin increased 90 basis points year-over-year to 11.6 percent as volume leverage and price combined with cost reductions more than offset inflation, the funding of strategic R&D investments and higher purchase accounting amortization.

Supplemental information on Xylem’s first quarter 2018 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s more than 16,500 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York with 2017 revenue of $4.7 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
###

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months
For the three months ended March 31,	2018	2017
Revenue	$1,217	$1,071
Cost of revenue	757	659
Gross profit	460	412
Selling, general and administrative expenses	296	272
Research and development expenses	41	42
Restructuring and asset impairment charges, net	10	12
Operating income	113	86
Interest expense	21	20
Other non-operating income (expense), net	3	(1)
Gain from sale of business	—	5
Income before taxes	95	70
Income tax expense	16	14
Net income	$79	$56
Earnings per share:
Basic	$0.44	$0.31
Diluted	$0.43	$0.31
Weighted average number of shares:
Basic	179.9	179.6
Diluted	181.4	180.7
Dividends declared per share	$0.2100	$0.1800

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$297	$414
Receivables, less allowances for discounts and doubtful accounts of $29 and $35 in 2018 and 2017, respectively	999	956
Inventories	578	524
Prepaid and other current assets	192	177
Total current assets	2,066	2,071
Property, plant and equipment, net	666	643
Goodwill	3,082	2,768
Other intangible assets, net	1,303	1,168
Other non-current assets	233	210
Total assets	$7,350	$6,860
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$543	$549
Accrued and other current liabilities	546	551
Short-term borrowings and current maturities of long-term debt	371	—
Total current liabilities	1,460	1,100
Long-term debt	2,228	2,200
Accrued postretirement benefits	446	442
Deferred income tax liabilities	285	252
Other non-current accrued liabilities	374	347
Total liabilities	4,793	4,341
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 192.8 shares and 192.3 shares in 2018 and 2017, respectively	2	2
Capital in excess of par value	1,925	1,912
Retained earnings	1,282	1,227
Treasury stock – at cost 12.8 shares and 12.4 shares in 2018 and 2017, respectively	(461)	(428)
Accumulated other comprehensive loss	(207)	(210)
Total stockholders’ equity	2,541	2,503
Non-controlling interest	16	16
Total equity	2,557	2,519
Total liabilities and stockholders’ equity	$7,350	$6,860

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2018	2017
Operating Activities
Net income	$79	$56
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29	28
Amortization	38	31
Share-based compensation	9	6
Restructuring and asset impairment charges	10	12
Gain from sale of business	—	(5)
Other, net	(4)	(2)
Payments for restructuring	(5)	(8)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(9)	(12)
Changes in inventories	(40)	(10)
Changes in accounts payable	6	(32)
Other, net	(50)	(12)
Net Cash – Operating activities	63	52
Investing Activities
Capital expenditures	(61)	(43)
Acquisition of business, net of cash acquired	(430)	(6)
Proceeds from sale of assets and business	—	11
Net Cash – Investing activities	(491)	(38)
Financing Activities
Short-term debt issued, net	371	—
Short-term debt repaid	—	(5)
Repurchase of common stock	(33)	(5)
Proceeds from exercise of employee stock options	3	1
Dividends paid	(38)	(33)
Other, net	(1)	1
Net Cash – Financing activities	302	(41)
Effect of exchange rate changes on cash	9	6
Net change in cash and cash equivalents	(117)	(21)
Cash and cash equivalents at beginning of year	414	308
Cash and cash equivalents at end of period	$297	$287
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$14	$12
Income taxes (net of refunds received)	$17	$17

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable. For Sensus historical adjustments, see Sensus Historical - Adjusted Operating Income table.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs"defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs, acquisition costs, costs related to the recognition of the backlog intangible asset amortization recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as non-cash impairment charges, due diligence costs, initial acquisition and integration costs not related to Sensus and other special non-operating items.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.
"Pro forma" defined as including the results of Sensus for the calendar period prior to the acquisition of Sensus by Xylem Inc. on October 31, 2016.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2018 v. 2017	% Change 2018 v. 2017	Acquisitions/ Divestitures	FX Impact	Change Adj. 2018 v. 2017	% Change Adj. 2018 v. 2017
	2018	2017

Quarter Ended March 31
Xylem Inc.	1,320	1,137	183	16%	(8)	(56)	119	10%	11%
Water Infrastructure	554	467	87	19%	—	(28)	59	13%	13%
Applied Water	384	354	30	8%	6	(14)	22	6%	5%
Measurement & Control Solutions	382	316	66	21%	(14)	(14)	38	12%	16%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2018 v. 2017	% Change 2018 v. 2017	Acquisitions / Divestitures	FX Impact	Change Adj. 2018 v. 2017	% Change Adj. 2018 v. 2017
	2018	2017

Quarter Ended March 31
Xylem Inc.	1,217	1,071	146	14%	(15)	(54)	77	7%	9%
Water Infrastructure	480	419	61	15%	—	(25)	36	9%	9%
Applied Water	366	333	33	10%	5	(14)	24	7%	6%
Measurement & Control Solutions	371	319	52	16%	(20)	(15)	17	5%	12%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1
	2018	2017
Total Revenue
• Total Xylem	1,217	1,071
• Water Infrastructure	480	419
• Applied Water	366	333
• Measurement & Control Solutions	371	319
Operating Income
• Total Xylem	113	86
• Water Infrastructure	49	41
• Applied Water	50	36
• Measurement & Control Solutions	33	25
• Total Segments	132	102
Operating Margin
• Total Xylem	9.3%	8.0%
• Water Infrastructure	10.2%	9.8%
• Applied Water	13.7%	10.8%
• Measurement & Control Solutions	8.9%	7.8%
• Total Segments	10.8%	9.5%
Sensus Acquisition Related Costs
• Total Xylem	—	10
• Water Infrastructure	—	—
• Applied Water	—	—
• Measurement & Control Solutions	—	6
• Total Segments	—	6
Special Charges
• Total Xylem	6	5
• Water Infrastructure	—	—
• Applied Water	—	5
• Measurement & Control Solutions	2	—
• Total Segments	2	5
Restructuring & Realignment Costs
• Total Xylem	16	11
• Water Infrastructure	5	4
• Applied Water	3	4
• Measurement & Control Solutions	8	3
• Total Segments	16	11
Adjusted Operating Income
• Total Xylem	135	112
• Water Infrastructure	54	45
• Applied Water	53	45
• Measurement & Control Solutions	43	34
• Total Segments	150	124
Adjusted Operating Margin
• Total Xylem	11.1%	10.5%
• Water Infrastructure	11.3%	10.7%
• Applied Water	14.5%	13.5%
• Measurement & Control Solutions	11.6%	10.7%
• Total Segments	12.3%	11.6%
Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2018				Q1 2017
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,217			1,217	1,071			1,071
Operating Income	113	22	a	135	86	26	a	112
Operating Margin	9.3%			11.1%	8.0%			10.5%
Interest Expense	(21)			(21)	(20)			(20)
Other Non-Operating Income (Expense)	3			3	(1)			(1)
(Loss)/Gain from sale of business	—			—	5	(5)		—
Income before Taxes	95	22		117	70	21		91
Provision for Income Taxes	(16)	(8)	b	(24)	(14)	(6)	b	(20)
Net Income attributable to Xylem	79	14		93	56	15		71
Diluted Shares	181.4			181.4	180.7			180.7
Diluted EPS	$0.43	$0.08		$0.51	$0.31	$0.08		$0.39

Year-over-year currency translation impact on current year diluted EPS	$0.05	0.01	$0.06
Diluted EPS at Constant Currency	$0.38	$0.07	$0.45

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.
a
Restructuring & realignment costs of $16 million and $11 million in 2018 and 2017, respectively; special charges of $6 million of acquisition costs in 2018 and $5 million of asset impairment in 2017 and Sensus acquisition related costs of $10 million in 2017.

b
Net tax impact on restructuring & realignment costs of $4 million and $2 million in 2018 and 2017, respectively; net tax impact on special charges of $1 million and $2 million in 2018 and 2017, respectively; net tax impact on Sensus acquisition related costs of $4 million and tax benefit of $2 million on the gain from sale of business in 2017 and tax-related special items of $3 million of expense in 2018.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1
	2018	2017
Net Cash - Operating Activities	$63	$52
Capital Expenditures	(61)	(43)
Free Cash Flow	$2	$9
Cash paid for Sensus acquisition related costs	(1)	(17)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$3	$26
Net Income	79	56
Gain/(Loss) from sale of businesses	—	5
Special Charges - non-cash impairment and early debt extinguishment	—	(5)
Sensus acquisition related costs	—	(10)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and Sensus Acquisition Related Costs	$79	$66
Free Cash Flow Conversion	4%	39%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Net Income	79				79
Income Tax Expense	16				16
Interest Expense (Income), net	20				20
Depreciation	29				29
Amortization	38				38
EBITDA	182				182
Share-based Compensation	9				9
Restructuring & Realignment	16				16
Gain on sale of business	—				—
Sensus acquisition related costs	—				—
Special Charges	6				6
Adjusted EBITDA	213				213
Revenue	1,217				1,217
Adjusted EBITDA Margin	17.5%				17.5%

2017
	Q1	Q2	Q3	Q4	Total
Net Income	56	100	104	70	330
Income Tax Expense	14	21	27	74	136
Interest Expense (Income), net	20	20	20	19	79
Depreciation	28	27	28	26	109
Amortization	31	30	30	34	125
EBITDA	149	198	209	223	779
Share-based Compensation	6	5	5	5	21
Restructuring & Realignment	11	12	9	9	41
Gain on sale of business	(5)	—	1	14	10
Sensus acquisition related costs	7	2	3	2	14
Special Charges	5	—	3	5	13
Adjusted EBITDA	173	217	230	258	878
Revenue	1,071	1,164	1,195	1,277	4,707
Adjusted EBITDA Margin	16.2%	18.6%	19.2%	20.2%	18.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47				47
Interest Expense (Income), net	—				—
Depreciation	12				12
Amortization	5				5
EBITDA	64				64
Share-based Compensation	1				1
Restructuring & Realignment	5				5
Adjusted EBITDA	70				70
Revenue	480				480
Adjusted EBITDA Margin	14.6%				14.6%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	39	73	90	105	307
Interest Expense (Income), net	—	—	(1)	(1)	(2)
Depreciation	11	11	12	11	45
Amortization	5	4	5	5	19
EBITDA	55	88	106	120	369
Share-based Compensation	1	—	—	1	2
Restructuring & Realignment	4	5	3	4	16
Adjusted EBITDA	60	93	109	125	387
Revenue	419	482	520	583	2,004
Adjusted EBITDA Margin	14.3%	19.3%	21.0%	21.4%	19.3%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50				50
Interest, net	—				—
Depreciation	5				5
Amortization	—				—
EBITDA	55				55
Share-based Compensation	1				1
Restructuring & Realignment	3				3
Adjusted EBITDA	59				59
Revenue	366				366
Adjusted EBITDA Margin	16.1%				16.1%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	40	49	49	62	200
Interest, net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	1	1	1	—	3
EBITDA	46	55	55	67	223
Share-based Compensation	—	1	1	—	2
Restructuring & Realignment	4	5	5	3	17
Gain on sale of business	(5)	—	1	(2)	(6)
Special charges	5	—	—	—	5
Adjusted EBITDA	50	61	62	68	241
Revenue	333	361	354	373	1,421
Adjusted EBITDA Margin	15.0%	16.9%	17.5%	18.2%	17.0%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	33				33
Interest Expense (Income), net	—				—
Depreciation	8				8
Amortization	29				29
EBITDA	70				70
Share-based Compensation	1				1
Restructuring & Realignment	8				8
Special Charges	2				2
Adjusted EBITDA	81				81
Revenue	371				371
Adjusted EBITDA Margin	21.8%				21.8%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	24	30	26	11	91
Interest Expense (Income), net	—	—	—	(1)	(1)
Depreciation	8	8	7	7	30
Amortization	23	22	22	25	92
EBITDA	55	60	55	42	212
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	3	2	1	2	8
Sensus Acquisition Related Costs	3	1	2	1	7
Adjusted EBITDA	61	64	58	64	247
Revenue	319	321	321	321	1,282
Adjusted EBITDA Margin	19.1%	19.9%	18.1%	19.9%	19.3%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.